Amendment No.1 to Secured Convertible Debenture Purchase Agreement
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    Amendment No. 1 dated as of October 3, 2001 (this "Amendment"), to the Secured Convertible Debenture Purchase Agreement dated as of September 21, 2001 (the "Purchase Agreement"), between Phoenix International Industries, Inc., a Florida corporation (the "Company"), and the investors signatory thereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers"). Unless otherwise defined herein, capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

    WHEREAS, the parties hereto have entered into the Purchase Agreement;
and

    WHEREAS, the parties hereto desire to amend the Purchase Agreement pursuant to the terms set forth herein.

    NOW, THEREFORE, for good and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.  Section
    -------    The second paragraph of the introduction to the Purchase
Agreement is hereby amended and restated as follows:

    WHEREAS, subject to the terms and conditions set forth in this Agreement and in accordance with Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company, (i) an aggregate principal amount of $700,000 of the Company's 12% Secured Convertible Debentures, due eighteen months from issuance, which shall be in the form of Exhibit A (the "Closing Debentures"), which are convertible into shares of the Company's common stock, $.001 par value per share (the "Common Stock"), and (ii) certain Warrants (as defined in Section 1.2 hereof).

    Section
    -------    Section 1.1(a)(i) of the Purchase Agreement is hereby
amended and restated to read as follows :

1.1 The Closing; Settlement Dates
    -----------------------------

    (a) (i)    Subject to the terms and conditions set forth in
this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase from the Company, to be paid and issued on settlement dates described in this
Section 1.1, the Debentures for an aggregate purchase price of $700,000. The closing of the purchase and sale of the Debentures (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104.



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4.  Section
    -------    The purchase price for Additional Debentures and
the number of shares of Common Stock issuable under the Additional Warrant, as indicated on the signature page to the Purchase Agreement for AJW Partners, LLC, a Purchaser, is hereby amended as follows:

    Aggregate Purchase Price for Additional Debentures:  $  175,000

    Aggregate Number of Shares of Common Stock
    acquirable under Additional Warrant:                    875,000

5.  Section
    -------    The purchase price for Additional Debentures and
the number of shares of Common Stock issuable under the Additional Warrant, as indicated on the signature page to the Purchase Agreement for New Millennium Capital Partners II, LLC, a Purchaser, is hereby amended as follows:

    Aggregate Purchase Price for Additional Debentures:  $  325,000

    Aggregate Number of Shares of Common Stock
    acquirable under Additional Warrant:                  1,625,000

6.  Section
    -------    Except as expressly amended hereby, all terms,
conditions and provisions of the Purchase Agreement shall remain unchanged and in full force and effect and are ratified and reaffirmed in all respects, and all references to the "Agreement" contained therein shall be deemed to refer to the Purchase Agreement as amended by this Amendment.

7.  Section
    -------    This Amendment may be executed in any number of
counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Amendment.

8.  Section
    -------    This Amendment shall be governed by and construed
and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

9.  Section
    -------    This Amendment shall inure to the benefit of and
be binding upon the parties hereto and their respective successors and permitted assigns under the Purchase Agreement.

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                            SIGNATURE PAGE FOLLOWS]



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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to the Secured Convertible Debenture Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.



	PHOENIX INTERNATIONAL INDUSTRIES, INC.



                            By:_____________________________________
                               Name: /S/Gerard Haryman
                               Title:   Chief Executive Officer


                               NEW MILLENNIUM CAPITAL PARTNERS II, LLC

                               By: First Street Manager II, LLC


                               By:_____________________________________
                                  Name: /S/Glenn A. Arbeitman
                                  Title:


                               AJW PARTNERS, LLC
                               By: SMS Group, LLC


                               By:_____________________________________
                                  Name: /S/Corey S. Ribotsky
                                  Title:



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